UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934, as amended.

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Arlington Asset Investment Corp.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Ffiling Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ARLINGTON ASSET INVESTMENT CORP.

1001 Nineteenth Street North

Arlington, Virginia 22209

SUPPLEMENT TO

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 2, 2010

The purpose of this Supplement to the Notice of Annual Meeting of Shareholders of Arlington Asset Investment Corp. is to correct a typographical error appearing on the cover page of such notice. The beginning of the first sentence on the cover is amended and restated in its entirety as follows:

“The annual meeting of shareholders of Arlington Asset Investment Corp., a Virginia corporation (the “Company”), will be held at the Marriott Key Bridge, 1401 Lee Highway, Arlington, Virginia 22209, on Wednesday, June 2, 2010, at 9:00 a.m., Eastern Daylight Time, for the following purposes:”

By Order of the Board of Directors:

/s/ D. Scott Parish
D. Scott Parish
Corporate Secretary

Arlington, Virginia

May 6, 2010